United States
Securities And Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 3, 2001

Commission file number: 1-8094

Ocean Energy, Inc.
(Exact name of registrant as specified in its charter)

               Delaware                            74-1764876
(State or other jurisdiction of                (I.R.S. Employer
incorporation or organization)             Identification No.)

1001 Fannin, Suite 1600, Houston, Texas 77002-6714
(Address of principal executive offices)                        (Zip code)

(713) 265-6000
(Registrant's telephone number, including area code)

None
(Former name, former address and former fiscal year, if changed since last report)

Ocean Energy, Inc.

Item 9. Regulation FD Disclosure.

     In accordance with General Instruction B.2. of Form 8-K, the following information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing.

Disclosure of Year 2001 Estimates

     The tables following this narrative set forth the Company's current estimates of its operating statistics for the third quarter of 2001 and full year ending December 31, 2001. These estimates are based on the Company's historical operating performance and trends, estimates of oil and gas reserves as of December 31, 2000 and the Company's planned capital and operating budget for 2001. The 2001 estimates listed below differ from the full year estimates in the Company's May 10, 2001 Form 8-K for the following reasons:

  Revisions to production and operating costs per BOE due to actual results year-to-date;
  Higher estimated production from Equatorial Guinea and Gulf of Mexico shelf exploitation; and
  The sale of non-core properties in the Rocky Mountain area, which is expected to be completed in mid August.
2001 Estimated Production (1)

	Third Quarter	Full Year

Gas Production	45 Bcf	172 Bcf
Gas Price Differentials (2)	$(0.10) - (0.20)	$(0.10) - (0.20)

Oil and NGL Production	6.9 MMBbls	27.3 MMBbls
Oil Price Differentials (2)	$(5.00) - (6.00)	$(5.00)- (6.00)

Daily MBOE Production	155 MBOE	153 MBOE

(1)	These estimates represent the approximate mid-point of the range of the Company's estimates of the above information. Actual results may differ materially from these estimates.
(2)

For purposes of the 2001 estimates, the Company has assumed price differentials due to location, quality and other factors, excluding the effects of derivative financial instruments. Gas price differentials are stated as premiums (discounts) from Henry Hub pricing and oil price differentials are stated as premiums (discounts) from NYMEX pricing.

     Oil and gas prices have fluctuated significantly in recent years in response to numerous economic, political and environmental factors, and the Company expects that commodity prices will continue to fluctuate significantly in the future. Changes in commodity prices could significantly affect the Company's expected operating results. In addition to directly affecting revenues, price changes can affect expected production because production estimates necessarily assume that oil and gas can profitably be produced at the assumed pricing levels. In addition to the above pricing assumptions, the 2001 estimates were prepared assuming that demand,

Ocean Energy, Inc.

curtailment, producibility and general market conditions for the Company's oil and gas for 2001 will be substantially similar to those experienced during the year ended December 31, 2000 and first six months of 2001. No material assumptions concerning acquisitions or divestments activities, except as described above, are included unless the transactions have been completed.

     For purposes of the 2001 estimates, a $1.00 per Bbl change in the price of oil and a $0.10 per Mcf change in the price of natural gas will result in changes in the Company's estimated annual net income of $14 million ($0.08 per diluted share) and $9 million ($0.05 per diluted share), respectively, in each case including a $1 million change in annual production taxes.

     From time to time, the Company has utilized and expects to continue to utilize derivative financial instruments with respect to a portion of its oil and gas production to achieve a more predictable cash flow by reducing its exposure to price fluctuations. Certain of these derivative financial instruments have been designated and have qualified as cash flow hedges. The Company utilizes additional financial instruments which have not been designated as cash flow hedges even though they do protect the Company from changes in commodity prices. These additional financial instruments are marked to market quarterly with the resulting changes in fair value recorded in revenues and are not expected to have a material effect on the Company's financial results for the year.

     The Company currently has in place put options that place an annual floor price of $25.00 per Bbl on 20 MBbl of oil per day and annual floor prices of $4.00 and $5.00 per Mcf each on 100 MMcf of natural gas per day for the remainder of 2001. The Company has also entered into two crude oil basis swap contracts to fix the sales price differential between WTI and Brent. The contracts, which extend through May 2002 and relate to 10,000 barrels per day each, provide that the Company receives a net settlement of WTI less Brent less $1.29. In addition, a related trust has a swap agreement covering 14.5 MMcf of gas per day at a price of $4.77 per Mcf for the remainder of 2001 and additional amounts at various prices through 2005. Although the Company is not a party to this financial instrument, under SFAS 133 the Company is required to account for this swap as an embedded derivative financial instrument and include its effects in the Company's results of operations. Depending upon various circumstances, the Company may periodically enter into additional derivative financial instruments that would hedge expected crude oil and natural gas production.

Ocean Energy, Inc.

	2001 Estimates of Operating Costs (1)

	Third Quarter	Full Year

Operating costs/BOE:
Lease operating expense, excluding
production taxes	$ 4.70	$ 4.60
Production taxes	0.85	0.98
General and administrative expense	0.50	0.52
Interest expense	1.30	1.30
Depreciation, depletion and amortization	6.50	6.50

	$13.85	$13.90

Effective tax rate	44% to 48%	44% to 48%
(75% deferred)

Preferred dividends	$0.8 million	$3.3 million
Common dividends (2)	$0.04 per share	$0.16 per share

(1)	These estimates represent the approximate mid-point of the range of the Company's estimates of the above information. Actual results may differ materially from these estimates.
(2)	The declaration of common stock dividends is discretionary and will be subject to determination by the Company's Board of Directors.

2001 Estimated Capital Expenditures

Gulf of Mexico	International	U.S. Onshore

$375 to $425 million	$175 to $225 million	$425 to $475 million

     Approximately 35% to 45% of the capital spending program is estimated to be spent for exploratory projects. The spending will be funded out of Ocean’s discretionary cash flow based on anticipated commodity prices, and is subject to change if market conditions shift or new opportunities are identified.

     2002 Estimates – Ocean has not begun its formal budgeting process for the year 2002. However, if the timing and production levels of new projects (particularly the start of production from the Nansen and Boomvang fields) occur as anticipated, the Company expects to grow annual production over 2001 volumes in the 10 –15% range during 2002. Estimates of 2002 capital expenditures to meet these production estimates are anticipated to be $750 –$900 million.

     This document contains “forward-looking statements”within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and information that is based on management’s belief and assumptions based on currently available information. All statements other than statements of historical fact included in this document are forward-looking statements. When used in this document, words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “project” and similar expressions serve to identify forward-looking statements. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we can give no assurance that these expectations will prove correct. Our forward-looking statements are subject to risks, uncertainties and assumptions. Should one of these risks or uncertainties materialize, or should underlying assumptions prove

Ocean Energy, Inc.

incorrect, our actual results may vary materially from those expected. Among the key factors that may have a direct bearing on our results of operations and financial condition are:

  volatility of energy commodity prices, generally, and fluctuations in the commodity prices for crude oil and natural gas that have not been effectively hedged, in particular;
  operational and systems risk incident to the drilling and operation of oil and gas wells;
  competitive conditions in the oil and gas industry;
  general economic and capital markets conditions, including fluctuations in interest rates;
  the impact of current and future laws and governmental regulations, particularly environmental regulations, affecting the energy industry in general, and our oil and gas operations, in particular;
  environmental liabilities that are not covered by insurance or indemnity;
  the political and economic climate in the foreign jurisdictions in which we conduct oil and gas operations; and
  the effect on our results of operations and financial condition associated with implementing various accounting rules and regulations.

     The Company cautions that the estimates set forth above are given as of the date hereof only based on currently available information, and that the Company is not undertaking any obligation to update these estimates as conditions change or other information becomes available.

Defined Terms

     Natural gas is stated herein in billion cubic feet (“Bcf”), million cubic feet (“MMcf”), or thousand cubic feet (“Mcf”). Oil, condensate and natural gas liquids (“NGL”) are stated in millions of barrels (“MMBbls”) or thousand barrels (“MBbls”). MBOE and BOE represent one thousand barrels and one barrel of oil equivalent, respectively, with six Mcf of gas converted to one barrel of oil equivalent.

Ocean Energy, Inc.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 3, 2001

                 Ocean Energy, Inc.

By: /s/ William L. Transier William L. Transier Executive Vice President and Chief Financial Officer